    As filed with the Securities and Exchange Commission on August 8, 1996.
                                                      Registration No.
                                                                      --------
- ------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                         INNOVATIVE TECH SYSTEMS, INC.
               (Exact name of issuer as specified in its charter)

       ILLINOIS                                               65-0071222
 (State of incorporation)                      (I.R.S. Employer Identification No.)

INNOVATIVE TECH CORPORATE CENTER, 444 JACKSONVILLE ROAD, SUITE 200, WARMINSTER,
                                   PA 18974
                    (Address of Principal Executive Offices)

                          ----------------------------
              INNOVATIVE TECH SYSTEMS, INC. 1994 STOCK OPTION PLAN
                            (Full title of the plan)
                            ------------------------
                          JOHN M. THOMPSON, President
                         INNOVATIVE TECH SYSTEMS, INC.
                        Innovative Tech Corporate Center
                        444 Jacksonville Road, Suite 200
                         Warminster, Pennsylvania 18974
                                 (215) 441-5600
           (Name, address and telephone number of agent for service)
                           ----------------------
                        CALCULATION OF REGISTRATION FEE

                                                     PROPOSED              PROPOSED
TITLE OF                                             MAXIMUM               MAXIMUM
SECURITIES                                           OFFERING              AGGREGATE           AMOUNT OF
TO BE                     AMOUNT TO BE               PRICE PER             OFFERING            REGISTRATION
REGISTERED                REGISTERED(1)              SHARE(2)              PRICE               FEE
- ------------------------------------------------------------------------------------------------------
Common Stock,
Par value $.0185          975,000 shares             $1.67                 $1,628,250.00       $561.47
- ------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), this Registration Statement includes such additional shares of Common Stock as may be issuable by virtue of the anti-dilution provisions of the 1994 Stock Option Plan.

(2) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee. The price is based upon the exercise price of the outstanding but unexercised options.

         Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective. These securities are being registered pursuant to Rule 415.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         Item 1.  Plan Information.*

         Item 2.  Registrant Information and Employee Plan Annual Information.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by Innovative Tech Systems, Inc. (the "Company") with the Securities and Exchange Commission (file no. 33-17856-C) pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement and made a part hereof:

                 a. Annual Report on Form 10-K for the fiscal year ended January 31, 1996.

                 b. Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996.

                 c. The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, File No. 33- 78940.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement relating to the Common Stock offered hereby which indicates that all such Common Stock has been sold or which deregisters all such Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies, supersedes, or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

                 Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                 Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under section 5/8.75 of the Illinois Business Corporation Act, the Company must indemnify each of its officers and directors against his expenses (that is, reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of his having been an officer, director, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Moreover, under such statutory provision, the Company has the corporate power to indemnify its officers and directors against expenses and (in the case of proceedings other than those by or in the right of the Company) liabilities incurred in such a proceeding, provided (i) the officer or director has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. In the case of a proceeding by or in the right of the Company, however, such indemnification is not permitted if the individual is adjudged to be liable to the Company, unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         The determination of whether indemnification is proper under the circumstances, unless made by a court, is determined by the disinterested members of the Company's Board of Directors or a committee thereof, by independent legal counsel if a quorum of the disinterested members of the Company's Board of Directors or a committee thereof is not available, or if the disinterested members of the Company's Board of Directors or a committee thereof so direct, or by the stockholders of the Company if the stockholders or the Company's Board of Directors so direct.

         The Company's By-Laws provide that the Company will indemnify its directors and officers to the full extent permitted by the Illinois Business Corporation Act.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


Item 7.  Exemption From Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

                 The following Exhibits are filed with this Registration Statement or, as indicated, incorporated by reference:

                 Exhibit No.                         Description
                 -----------                         -----------
                      4                            Innovative Tech Systems, Inc.1994 Stock Option Plan

                      5                            Opinion of Archer & Greiner, P.C. as to legality of securities to be registered

                     23.1                          Consent of Archer & Greiner,
                                                   P.C., included in their opinion as Exhibit 5

                     23.2                          Consent of Coopers & Lybrand, L.L.P.

                     24                            Power of Attorney (contained on
                                                   signature page)


Item 9.  Undertakings.

                 (a)      The undersigned registrant hereby undertakes:

                          (1)     To file, during any period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

                                  (i)      To include any prospectus required
by section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                                  (iii)    To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                          (2)     That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                 (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



                           [INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warminster, and the Commonwealth of Pennsylvania, on this 7th day of August, 1996.





                                  INNOVATIVE TECH SYSTEMS, INC.


                                  By: /s/ William M. Thompson
                                      ------------------------------------------
                                          William M. Thompson, Chief Executive
                                          Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Each person whose signature to this Registration Statement appears below hereby appoints John M. Thompson, William M. Thompson and Deborah A. Hays, and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or the amendments thereto, and such attorney-in-fact may make such changes and additions to this Registration Statement as he may deem necessary or appropriate.


Signature                                   Capacity                                      Date
- ---------                                   ---------                                     ----
/s/ William M. Thompson                     Chief Executive Officer                 August 7, 1996
- -----------------------------               and Director
WILLIAM M. THOMPSON                         (Principal executive
                                            officer)

/s/ John M. Thompson                        President, Chief Operating              August 7, 1996
- -----------------------------               Officer and Director
JOHN M. THOMPSON

/s/ Louis J. Desiderio                      Vice President, Chief Financial         August 7, 1996
- -----------------------------               Officer and Assistant Secretary
LOUIS J. DESIDERIO                          (Principal financial and
                                            accounting officer)




Signature                                   Capacity                                      Date
- ---------                                   ---------                                     ----

/s/ John R. Smart                           Vice President and Director           August 7, 1996
- -----------------------------------
JOHN R. SMART

/s/ Mark Hernick                            Director                              August 7, 1996
- -----------------------------------
MARK HERNICK

/s/ Julie Moore                             Director                              August 7, 1996
- -----------------------------------
JULIE MOORE



                                 EXHIBIT INDEX
                                 -------------


Exhibit No.            Description                                           Page No.
- -----------            -----------                                           --------
    4                   Innovative Tech Systems, Inc.
                        1994 Stock Option Plan

    5                   Opinion of Archer & Greiner, P.C.
                        as to legality of securities to be registered

   23.2                 Consent of Coopers & Lybrand, L.L.P.

